Exhibit 10.2
Deed of Amendment No. 2
The Ensco Multinational Savings Plan
December 22, 2009
between
Citco Trustees (Cayman) Limited
(as Trustee)
and
ENSCO International Incorporated

This Deed of Amendment is made the 22nd day of December, 2009
Between:
(1)	Citco Trustees (Cayman) Limited, a trust company incorporated under the laws of the Cayman Islands whose registered office is at Windward One, Regatta Office Park, Grand Cayman, Cayman Islands (“Trustee”); and

(2)	ENSCO International Incorporated of 500 North Akard Street, Suite 4300, Dallas, Texas, 75201, United States of America (“Ensco Inc”)
Whereas:
(A)	This deed is supplemental to a trust deed dated 31 December 2008 made between the Trustee and Ensco Inc as the Plan Sponsor establishing the trust known as the Ensco Multinational Savings Plan and an amended and restated trust deed (the “Amended and Restated Deed”) dated 16 February 2009 made between the Trustee and Ensco (the “Trust”).

(B)	The Trustee is the present sole trustee of the Trust.

(C)	By the Amended and Restated Deed the Trustee declared that it held $100 on the trust of the Trust and on the additional terms of the Rules.

(D)	By Clause 24 of the Trust, the Trustee has the power (the “Power”) with the written consent of the Plan Sponsor and with written notice to the Participants by deed to amend, modify, alter or add to the provision of the Trust and the Rules in such manner and to such extent as the Trustee considers to be in the best interests of the Participants, on the written consent of the majority of Participants to approve the modification, alteration or addition, unless the Trustee certifies in writing that in its opinion the amendment, modification, alteration or addition does not materially prejudice the interests of the then existing Participants and does not operate to release the Trustee from any responsibility to Participants (the “Certification”).

(E)	Ensco Inc has entered into an Agreement and Plan of Merger and Reorganization with ENSCO Newcastle LLC, dated 9 November 2009 (the “Merger Agreement”), pursuant to which
•	Ensco Inc will become a wholly-owned subsidiary of Ensco International plc (“Ensco plc”);

•	Each outstanding share of common stock of Ensco Inc will be converted into the right to receive an American depositary share, evidenced by an American depositary receipt, which represents a Class A Ordinary Share in Ensco plc; and

•	Ensco Inc shall assign to Ensco plc, and shall cause Ensco plc to adopt and assume, the rights and obligations of Ensco Inc under certain of its equity incentive, compensation and other plans that provide for rights to receive or purchase shares of common stock of Ensco Inc, including the Trust (and the Rules annexed thereto).
(F)	By Clause 30 of the Trust, if the Plan Sponsor is absorbed by or amalgamated with another company or body or if the undertaking of the Plan Sponsor is assigned to or vested in any other company or body, the Trustee shall upon the direction of the Plan Sponsor or its successor in interest make such arrangements for the continuance of the Plan and for such amalgamated company or other body to take the place of and become the Plan Sponsor for all purposes of the Plan for a date agreed with the Trustee.
(G)	The Trustee wishes to exercise the Power in the manner set out below and intends that this Deed shall serve as the Certification.

(H)	Ensco Inc wishes to consent to the proposed amendments as set out in this deed to be made to the Trust.

(I)	Ensco Inc confirms that notice of the proposed amendments as set out in this deed has been given to the Participants.
This Deed witnesses as follows:
1	Definitions and Construction
In this deed, where the context allows:
1.1	the definitions and rules of construction contained in the Trust shall apply and, subject to that, the following definition shall apply:

1.2	“Effective Date” means 23 December 2009 or, if different, the effective date of the Merger Agreement.
2	Amendments
In exercise of the Power and of each and every other power (if any) it enabling, the Trustee hereby declares that the Trust is hereby amended in the manner set out below so that from the Effective Date the Trust shall be read and construed with the amendments having been made.
2.1	The following definitions in Clause 1.1 are hereby deleted and replaced with the following:

“Forfeiture Account” means a sub-acount of the Plan which is reserved for any sums forfeited by the Participant under the Rules and held in the Trust Fund to be used during the Trust Period at the discretion of the Trustee for and on behalf of the Participants, in accordance with the terms of this Trust;

“Investment” means any share, stock, partnership interest, bond, debenture, debenture stock, depositary share, warrant, convertible bond, loan stock, unit or sub-unit of a unit trust, share or stock option or futures contract, currency or interest rate swap, repurchase agreement, certificate of deposit, bill, note or security of any kind whatsoever issued by, or any loan (or participation therein) made to any person, body (whether or not incorporated), fund, trust, government or agency of any country, state or territory in the world, any participation in a mutual fund or similar scheme and whether fully paid, partly paid or nil paid or such other investment or derivative thereof as the Trustee may from time to time designate in writing;

“Plan Sponsor” means Ensco International plc of ENSCO House, Badentoy Avenue, Badentoy Industrial Estate, Aberdeen, AB12 4YB, Scotland, or such address as the Plan Sponsor from time to time may specify by notice to the Trustee.
2.2	Clause 1.1(b)(i) of the Rules is hereby deleted and replaced with the following:

“is a citizen or resident of, or is employed in, the United States or the Cayman Islands or is employed in the United Kingdom;”

2.2	Clause 3.14 of the Rules is hereby deleted and replaced with the following:

“From and after the Effective Date, no Participant may direct more than twenty-five per cent (25%) of his total Participant Contributions and his Employer Contributions to be invested in American depositary shares, evidenced by American depositary receipts, which represent Class A Ordinary Shares in the Plan Sponsor (“ADSs”). Should a Participant act contrary to this provision, the Employer may reallocate the amounts so directed by the Participant, so that any amount but for the restrictions set out in this Rule 3.14 that would otherwise be used to purchase ADSs is instead invested in the Plan’s money market account. Furthermore, no Participant may direct the sale of any assets in his Participant Account and reinvest in ADSs if such sale and reinvestment would directly result in the Participant Account holding more than twenty-five per cent (25%) by value of its assets in ADSs provided however that the value of any ADSs held in a Participant Account may exceed twenty-five per cent (25%) of the total value of a Participant Account through appreciation or depreciation of the value of assets in the Participant Account, or if the concentration of ADSs exceeded twenty-five (25%) prior to the Effective Date.”
3	Certification
The Trustee hereby certifies that in its opinion the amendments as set out above in Clause 2 of this Deed of Amendment do not materially prejudice the interests of the Participants as at the Effective Date and do not operate to release the Trustee from any responsibility to Participants.
4	Consent
Ensco Inc hereby consents to the amendments to the Trust as set out herein.
5	Confirmation
Except as specifically amended herein, all the provisions of the Trust (as amended) shall remain in full force and effect, and the Trust as further amended herein shall be read as a single, integrated document with all terms used in this amendment having the meanings set forth in the Trust.
6	Governing Law
Cayman Islands law shall govern the construction and interpretation of this deed and the parties hereby submit to the non-exclusive jurisdiction of the courts of the Cayman Islands.

In witness whereof this instrument has been executed and delivered the day and year first above written.

Executed as a deed and delivered by the said	)
CITCO TRUSTEES (CAYMAN) LIMITED by its	)
common seal being affixed in the presence of	)	/s/ Christina Belargent
	)	CITCO TRUSTEES (CAYMAN) LIMITED

/s/ Cassandra Ebanks Witness

Executed as a deed and delivered by the said	)
ENSCO International Incorporated by its	)
common seal being affixed in the presence of	)	/s/ Cary A. Moomjian, Jr.
	)	ENSCO INTERNATIONAL INCORPORATED
)

/s/ Robert W. Edwards Witness